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                                                                   EXHIBIT 10.11

                                                           EXECUTION COUNTERPART

                                                      EDC LOAN NO. 880-CHIL-7078
                                                         IDB LOAN NO. 1227/0C-CH

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                      AMENDED AND RESTATED DIRECT AGREEMENT

                          Dated as of December 22,1999

                                      among

                                SR TELECOM INC.,

                      COMUNICACION Y TELEFONlA RURAL S.A.,

                         EXPORT DEVELOPMENT CORPORATION

                                       and

                         INTER-AMERICAN DEVELOPMENT BANK

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                  AMENDED AND RESTATED DIRECT AGREEMENT (this "Direct
Agreement") dated as of December 22, 1999 among SR TELECOM INC., a company duly organized and validly existing under the laws of Canada ("SRT"), COMUNICACION Y TELEFONIA RURAL S.A., a sociedad anonima duly organized and validly existing under the laws of Chile (the "Borrower"), EXPORT DEVELOPMENT CORPORATION, a corporation established by an Act of the Parliament of Canada ("EDC"), and INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Articles of Agreement among its member countries ("IDB", collectively with EDC the "Senior Lenders").

                               W I T N E S S E T H

                  WHEREAS, the Borrower has undertaken to design, construct, install and operate a rural telecommunications network in nine primary zones of Chile (the "Project");

                  WHEREAS, SRT and the Borrower have entered into a Procurement of Service Agreement dated as of March 31, 1999 (as amended, supplemented or modified and in effect from time to time, the "Assigned Agreement");

                  WHEREAS, in order to finance the development and construction of the Project, the Borrower has requested that EDC and IDB separately make loans to it in an aggregate principal amount not exceeding $50,000,000;

                  WHEREAS, in order to finance a portion of the Project, the Borrower and EDC are parties to an Amended and Restated Loan Agreement dated as of the date hereof (the "EDC Loan Agreement"), providing, subject to the terms and conditions thereof, for a loan to be made by EDC to the Borrower in an aggregate amount not exceeding $25,000,000;

                  WHEREAS, in order to finance a portion of the Project, the Borrower and IDB are parties to a Loan Agreement dated as of the date hereof (the "IDB Loan Agreement"), providing, subject to the terms and conditions thereof, for a loan to be made by IDB to the Borrower in an aggregate amount not exceeding $25,000,000;

                  WHEREAS, the conditional assignment under the laws of Chile of the Assigned Agreement by the Borrower to the Senior Lenders and the execution and delivery of this Direct Agreement are conditions to the extension of financing by the Senior Lenders under the Common Agreement;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term (whether by reference to another agreement or otherwise) in Appendix A hereto.

                  2. Interpretation. In this Direct Agreement and in the Appendix hereto, except to the extent that the context otherwise requires:

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                                      - 2 -

                  (a) the headings are for convenience only and shall not affect the interpretation of this Direct Agreement;

                  (b) unless otherwise specified, references to Articles, Sections, clauses and Appendices are references to Articles, Sections and clauses of, and Appendices to, this Direct Agreement;

                  (c) references to any document or agreement, including this Direct Agreement, shall be deemed to include references to such document or agreement as amended, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein; and

                  (d) references to any party to this Direct Agreement or any other document or agreement shall include its successors and permitted assigns.

                  3. Consent to Assignment. SRT hereby acknowledges notice of the conditional assignment of the Assigned Agreement being granted under Chilean law by the Borrower in favour of the Senior Lenders (a copy of which has been delivered to SRT) and consents to such granting by the Borrower as well as the terms and provisions of such conditional assignment and this Direct Agreement.

                  4. Representations and Warranties. SRT hereby represents and warrants that:

                  (a) Organization and Powers. Each of SRT and its Subsidiaries:
(a) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Borrower Material Adverse Effect or an SRT Material Adverse Effect.

                  (b) Authorization; Enforceability. SRT has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Direct Agreement and each of the other Transaction Documents to which it is a party; the execution, delivery and performance by SRT of this Direct Agreement and each of the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Direct Agreement has been duly and validly executed and delivered by SRT and constitutes, and the other Transaction Documents to which it is a party when executed and delivered will constitute, its legal valid and binding obligation, enforceable against SRT in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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                  (c) Approvals. No Governmental Approvals are necessary for the execution, delivery or performance by SRT of this Direct Agreement or any of the other Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof.

                  (d) No Breach. None of the execution and delivery of this Direct Agreement and the other Transaction Documents to which SRT is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the organizational documents of SRT, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Body, or any agreement or instrument to which SRT or any of its Subsidiaries is a party or by which it or any of its Property is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of SRT or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  (e) Financial Condition; No Material Adverse Change.

                  (i) Financial Condition. SRT has heretofore furnished to the Senior Lenders the audited consolidated and consolidating balance sheets of SRT and its Subsidiaries as at December 31,1998 and the related audited consolidated and unaudited consolidating statements of income, retained earnings and cash flows of SRT and its Subsidiaries for the fiscal year ended on such date, with the opinion thereon (in the case of such consolidated balance sheet and statements) of Deloitte & Touche. All such financial statements are complete and correct and fairly present the consolidated financial condition of SRT and its Subsidiaries, and (in the case of such consolidating financial statements) the respective unconsolidated financial condition of SRT and its Subsidiaries, as at such dates and the consolidated and unconsolidated results of their operations for the fiscal year ended on such date, all in accordance with Canadian generally accepted accounting principles and practices applied on a consistent basis. None of SRT and its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheets as at such date.

                  (ii) No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of SRT and its Subsidiaries from that set forth in the financial statements as at such date referred to in paragraph (i) of this Section 4(e).

                  (iii) Year 2000 Issues. SRT has undertaken a review and assessment of all areas within its and its Subsidiaries' business and operations that could be adversely affected by its or their failure to be Year 2000 Compliant on a timely basis and has developed and implemented a comprehensive detailed program for it and its Subsidiaries to become Year 2000 Compliant and is presently Year 2000 Compliant and, on the basis of inquiries made, SRT reasonably believes that each supplier and vendor of SRT and its Subsidiaries

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         that is of material importance to the financial well-being of SRT and its Subsidiaries has achieved Year 2000 Compliance, and will remain Year 2000 Compliant.

                  (f) Properties.

                  (i) Property Generally. SRT owns and has on the date hereof good and marketable title (subject only to Liens disclosed in its most recent financial statements) to the Properties shown to be owned in the financial statements referred to in Section 4(e)(i) (other than Properties disposed of in the ordinary course of business).

                  (ii) Intellectual Property. Each of SRT and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by SRT and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Borrower Material Adverse Effect or an SRT Material Adverse Effect.

                  (g) Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of SRT) threatened against SRT or any of its Subsidiaries that, if adversely determined, could (either individually or in the aggregate) have a Borrower Material Adverse Effect or an SRT Material Adverse Effect.

                  (h) Compliance with Laws and Agreements. Each of SRT and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Body applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Borrower Material Adverse Effect or an SRT Material Adverse Effect.

                  (i) Taxes. SRT and its Subsidiaries have filed all material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by SRT or any of its Subsidiaries. The charges, accruals and reserves on the books of SRT and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of SRT, adequate. SRT has not given or been requested to give a waiver of the statute of limitations relating to the payment of any or other impositions.

                  (j) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of SRT to the Senior Lenders in connection with the negotiation, preparation or delivery of this Direct Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto,
(a) have been prepared in good faith, based upon assumptions believed by SRT to be reasonable and (b) when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by SRT and its Subsidiaries to the Senior Lenders in connection with this Direct Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case

                                DIRECT AGREEMENT

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of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to SRT that could have a Borrower Material Adverse Effect or an SRT Material Adverse Effect that has not been disclosed herein, in the other Transaction Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Senior Lenders for use in connection with the transactions contemplated hereby or thereby.

                  (k) Legal Form. Each of the Transaction Documents to which SRT is a party is in proper legal form under the laws of Canada for the enforcement thereof against SRT under such laws, and if such Transaction Documents were stated to be governed by such laws, they would constitute legal, valid and binding obligations of SRT under such laws, enforceable in accordance with their respective terms. All formalities required in Canada for the validity and enforceability of each such Transaction Document (including, without limitation, any necessary registration, recording or filing with any court or other authority in Canada) have been accomplished, and no Covered Taxes are required to be paid to Canada, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability thereof.

                  (1) Ranking. This Direct Agreement and the other Transaction Documents to which SRT is a party and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of SRT, and rank and will at all times rank in right of payment and otherwise at least pari passu with all other unsecured Indebtedness of SRT, whether now existing or hereafter outstanding.

                  (m) Defaults. SRT is not in default under any material covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. To the best knowledge of SRT, the Borrower is not in default under any material covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof and there exists no event or condition which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement. SRT and the Borrower have satisfied each of the conditions precedent, if any, contained in the Assigned Agreement.

                  5. Covenants of SRT.

                  5.1. SRT covenants and agrees with the Senior Lenders that, so long as any Commitment or Senior Loan is outstanding under either Senior Loan Agreement and until payment in full of all amounts payable by the Borrower thereunder:

                  (a) Financial Statements and Other Information. SRT shall deliver to Senior Lenders:

                  (i) a copy of all financial statements, whether annual or interim, of SRT and the report, if any, of SRT's auditors thereon and of all annual and other periodic reports of SRT furnished to its shareholders at the same time as they are furnished to such shareholders;

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                  (ii) promptly upon their becoming available, copies of all documents, if any, that SRT shall have filed with the Ontario Securities Commission (or any securities regulatory agency substituted therefor);

                  (iii) from time to time such other information regarding the financial condition, operations, business or prospects of SRT or any of its Subsidiaries, or compliance with the terms of this Direct Agreement and the other Transaction Documents, as the Senior Lenders may reasonably request.

                  (b) Notices of Material Events. SRT will furnish the following to each Senior Lender in writing:

                  (i) promptly after SRT knows or has reason to believe that any Default or Event of Default has occurred, notice of such Default or Event of Default;

                  (ii) prompt notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and of any material development in respect of such legal or other proceedings, affecting SRT or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Borrower Material Adverse Effect or an SRT Material Adverse Effect;

                  (iii) prompt notice of material changes to the Project;

                  (iv) within five days of the earlier of (A) Borrower's receipt thereof and (B) SUBTEL's sending thereof, notice and copies of any material communication with SUBTEL concerning the Concessions; and

                  (v) prompt notice of any other development that results in, or could reasonably be expected to result in, a Borrower Material Adverse Effect or an SRT Material Adverse Effect.

Each notice delivered under this Section 5.1(b) shall be accompanied by a statement of a Financial Officer or other executive officer of SRT setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  (c) Existence. Compliance, Records, Inspection. Etc. SRT will, and will cause each of its Subsidiaries to:

                  (i) preserve and maintain its legal existence and all of its Governmental Approvals, material rights, privileges, licenses and franchises, including, without limitation, rights under the Concessions;

                  (ii) comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Body if failure to comply with such requirements could (either individually or in the aggregate) have a Borrower Material Adverse Effect or an SRT Material Adverse Effect;

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                  (iii) pay and discharge all taxes, assessments and
         governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

                  (iv) permit representatives of the Senior Lenders, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers and the Independent Accountants, all to the extent reasonably requested by the Senior Lenders.

                  (d) SRT will cause the Borrower:

                  (i) to use the Borrower's bank account with Banco Santiago only for purposes of payroll; and

                  (ii) on or prior to the Closing Date, to enter into the Collection Account o Agreements in form and substance satisfactory to the Senior Lenders.

                  5.2. SRT covenants and agrees with the Senior Lenders that, so long as Financial Completion has not occurred:

                  (a) Limitation on Incurrence of Additional Indebtedness SRT will not and will not permit its Restricted Subsidiaries to, directly or indirectly, incur additional Indebtedness unless, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof:

                  (i) Consolidated Indebtedness to Consolidated EBITDA for the period comprised of the four consecutive completed fiscal quarters ended immediately prior to the incurrence of such Indebtedness, would be less than 4:1; and

                  (ii) Consolidated Indebtedness as a percentage of Consolidated Capitalization would be less than 50%.

                  (b) Minimum Shareholders' Equity. SRT will at all times maintain Shareholders' Equity in excess of $90,000,000.

                  (c) Limitation on Liens. It will not, and will not permit any of its Restricted Subsidiaries to, assign, pledge or otherwise grant a security interest in their assets in favour of any Indebtedness except for (i) Liens for taxes, assessments or other government charges not then due and delinquent or the validity of which is being contested in good faith; (ii) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money; (iii) Liens securing Indebtedness of any Restricted Subsidiary in favour of SRT; (iv) Liens existing as of the Closing Date, provided that such Liens may not be subsequently extended to any other property of SRT or any Restricted Subsidiary; (v) Liens securing all or any part of the purchase price or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction of property (including equipment manufactured by SRT acquired or constructed by SRT or a Restricted Subsidiary after the Closing Date, subject to

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customary provisions including that such Liens be created within 90 days after the purchase or construction of such property or equipment; (vi) Liens renewing or extending any Lien permitted in (iii) through (v) above provided the principal amount of Indebtedness secured by such Lien is not increased and the Lien is not extended to any other property; and (vii) other Liens, provided such other Liens do not exceed in the aggregate 5% of SRT's Shareholders' Equity.

                  6. Consent and Agreement. Notwithstanding anything to the contrary in the Assigned Agreement, SRT hereby acknowledges and agrees that:

                  (a) After any Senior Lender gives written notice to SRT that an Event of Default has occurred, the Senior Lenders and any assignee thereof shall be entitled to exercise any and all rights of the Borrower under the Assigned Agreement in accordance with its respective terms and SRT shall comply in all respects with such exercise.

                  (b) SRT will not, without the prior written consent of the Senior Lenders, take any action to (i) cancel or terminate, or suspend performance under, the Assigned Agreement unless such cancellation, termination or suspension is expressly provided for in the Assigned Agreement, SRT shall have first delivered to the Senior Lenders written notice stating that it intends to exercise such right on a date not less than 90 days after the date of such notice and the Senior Lenders have consented to such cancellation, termination or suspension, (ii) consent to or accept any cancellation, termination or suspension of the Assigned Agreement, (iii) amend, supplement or otherwise modify the Assigned Agreement (as in effect on the date hereof) or
(iv) sell, assign or otherwise dispose of (by operation of law or otherwise) any part of its interest in the Assigned Agreement.

                  (c) SRT shall deliver to the Senior Lenders at the address set forth in this Direct Agreement, or at such other address as the Senior Lenders may designate in writing from time to time to SRT, concurrently with the delivery thereof to the Borrower, a copy of each notice, request or demand given by SRT pursuant to the Assigned Agreement.

                  (d) In the event that the Senior Lenders or their designee(s) succeeds to the Borrower's interest under the Assigned Agreement, whether by foreclosure or otherwise, the Senior Lenders or their designee(s) shall assume liability for all of the Borrower's obligations under the Assigned Agreement arising after the date of such succession. Except as otherwise set forth in the immediately preceding sentence, the Senior Lenders shall not have any duties or obligations whatsoever to SRT under the Assigned Agreement or with respect to any of the transactions contemplated hereby or thereby.

                  (e) Upon SRT's receipt of a notice from the Senior Lenders stating that it intends to take one or more actions, or exercise one or more remedies after the occurrence and during the continuance of an Event of Default, the Senior Lenders may assign their rights and interests and the rights and interests of the Borrower under the Assigned Agreement to any purchaser or transferee of the Project, if such purchaser or transferee has agreed to assume all of the obligations of the Borrower under the Assigned Agreement. Upon such assignment and assumption, the Senior Lenders shall be relieved of all obligations under the Assigned Agreement arising after such assignment and assumption.

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                  (f) In the event that (i) the Assigned Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Borrower or (ii) the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding involving the Borrower and, if within 90 days after such rejection or termination, the Senior Lenders or their designee(s) shall so request and shall certify in writing to SRT that they or it intends to perform the obligations of the Borrower as and to the extent required under the Assigned Agreement, SRT will execute and deliver to the Senior Lenders or such designee(s) a new Assigned Agreement which shall be for the balance of the remaining term under the original Assigned Agreement before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement (except for any requirements which have been fulfilled by the Borrower and SRT prior to such rejection or termination). References in this Direct Agreement to the "Assigned Agreement" shall be deemed also to refer to the new Assigned Agreement.

                  (g) In the event that the Senior Lenders or their designee(s), or any purchaser, transferee, grantee or assignee of the interests of the Senior Lenders or their designee(s) in the Project shall assume or be liable under the Assigned Agreement (as contemplated in subsection (d), (e) or (f) above or otherwise), liability in respect of any and all obligations of any such party under the Assigned Agreement shall be limited solely to such party's interest in the Project (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

                  7. Special Agreements. Notwithstanding any provisions of the Assigned Agreement to the contrary, SRT agrees that:

                  (a) the Senior Lenders shall have the right at any time, upon reasonable notice to SRT, to review and audit the relevant internal records of SRT which support or verify the invoices and charges levied against the Borrower with respect to services provided under the Assigned Agreement;

                  (b) except with the consent of the Senior Lenders, and notwithstanding the amount of invoices and charges levied against the Borrower with respect to services provided under the Assigned Agreement, SRT shall not collect from or be paid by the Borrower any amount in excess of 10% of the Canadian scope of the maintenance replacement costs set out in the Agreed Financial Model in respect of such services;

                  (c) after the occurrence and during the continuation of an Event of Default, except with the consent of the Senior Lenders, the Borrower shall not pay, and SRT shall not collect, any amounts due or falling due under the Assigned Agreement and any such amounts that accrue during such time shall only be paid (A) after the Event of Default is cured or ceases to exist; and (B) payment of any such amount will not result in the occurrence of an Event of Default; and

                  (d) the occurrence of an Event of Default shall in no way relieve or excuse SRT from its obligations under the Assigned Agreement.

                                DIRECT AGREEMENT

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                  8. Arrangements Regarding Payments. To the extent that any payments are made by SRT to the Borrower after the occurrence and during the continuation of an Event of Default, all such payments to be made by SRT to the Borrower under the Assigned Agreement shall be made in lawful money of the United States of America, directly to the Senior Lenders pro rata to the aggregate outstanding Obligations then owing to the Senior Lenders. If such payments are made to EDC, such payment should be made for deposit at Citibank N.A., 111 Wall Street, New York, New York 10043, USA, for the credit of EDC, UID number 189284, account number 38636645 (or such other account or financial institution as EDC may, from time to time, notify SRT) to be held as security for payment of all obligations owing to EDC by the Borrower, and shall be accompanied by a notice from SRT stating that such payments are made under the Assigned Agreement. If such payments are made to IDB, such payments shall be made for deposit at Bankers Trust Company, New York, ABA number 021001033,
Attention: MT-Foreign Section, for credit to the account of IDB-PRI account number 04246884 (or such other account or financial institution at IDB may from time to time, notify SRT) to be held as security for payment of all obligations owing to IDB by the Borrower, and shall be accompanied by a notice from SRT stating that such payments are made under the Assigned Agreement.

                  9. Miscellaneous.

                  (a) No failure on the part of the Senior Lenders or any of their agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (b) This Direct Agreement shall terminate on the date on which
(i) all of the Commitments have been reduced to zero or have expired; and (ii) all of the Borrower's obligations under the Senior Loan Agreements are indefeasibly paid in full. Upon the termination of this Direct Agreement, the obligations of the parties hereto shall terminate.

                  (c) If any provision of this Direct Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any provision of this Direct Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired in any other jurisdiction thereby.

                  (d) Any notice, claim, request, demand, consent designation, direction, instruction, certificate, report or other communication to be given hereunder shall be given in writing in the English language (or accompanied by an accurate English language translation upon which the recipient shall have the right to rely for all purposes) and will be deemed duly given when (i) personally delivered, (ii) sent by facsimile transmission (but only if, immediately after the transmission, the sender's facsimile machine records in writing the correct answer back) or (iii) ten days have elapsed after mailing by certified or registered mail, postage prepaid, in each case addressed to a party at its address or facsimile transmission number as set forth below or to another address or facsimile number of which that party has given notice. Notice of address or facsimile number change shall be effective only upon receipt.

                                DIRECT AGREEMENT

                  If to SRT:

                  8150 Trans Canada Highway
                  St. Laurent, Quebec, H4S IM5
                  Attention:  President & CEO
                  Telecopier: 514-335-2035

                  If to EDC:

                  151 O'Connor Street
                  Ottawa, Ontario K1A 1K3
                  Attention:  Loans Operations
                  Telecopier: 613-598-2514

                  If to IDB:

                  Private Sector Department
                  Inter-American Development Bank
                  1300 New York Avenue, N.W.
                  Washington, DC 20577
                  Attention:  Loan Administration Unit
                  Telecopier: 202-623-3639

                  If to the Borrower:

                  Av. Vitacura 2771
                  Officina 405-B
                  Las Condes,
                  Santiago, Chile
                  Attention:  Mario Andrade
                  Telecopier: 562-236-5776

                  (e) No amendment or waiver of any provision of this Direct Agreement or consent to any departure herefrom by any party hereto shall in any event be effective against any party hereto unless the same shall be in writing and signed by the party against whom enforcement is sought and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

                  (f) This Direct Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns. SRT shall not assign or transfer any of its rights or obligations hereunder.

                  (g) This Direct Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Direct Agreement by signing any such counterpart.

                                DIRECT AGREEMENT

                  (h) THIS DIRECT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (i) SRT hereby agrees that any suit, action or proceeding with respect to this Direct Agreement, any other Transaction Document or any judgment entered by any court in respect thereof may be brought by any Senior Lender in the courts of the Province of Ontario, Canada or in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division) or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion: and SRT hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. SRT further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

                  (j) SRT hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding with respect to this Direct Agreement, any other Transaction Document or any judgment entered by any court in respect thereof brought in (i) the Province of Ontario may be made upon SRT, presently located at the address noted in Section 9(d) (the "Canadian Process Agent") or (ii) the State of New York may be made upon CT Corporation, presently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, (the "US Process Agent" and, together with the Canadian Process Agent, the "Process Agents"), and hereby confirms and agrees that the Process Agents have been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agents to give any notice of any such service of process to SRT shall not impair or affect the validity of such service or of any judgment based thereon. SRT hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Senior Lenders by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

                  (k) Nothing herein shall in any way be deemed to limit the ability of the Senior Lenders to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over SRT in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (1) SRT hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Direct Agreement or any other Transaction Document brought in the courts of the Province of Ontario, Canada or in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (m) This Direct Agreement shall come into full force and effect, and amend and restate the Direct Agreement dated as of April 13. 1999 among SRT, the Borrower and EDC as

                                DIRECT AGREEMENT
of the date on which the EDC Loan Agreement becomes effective in accordance with
Section 6 thereof.

                  (n) THE BORROWER AND SRT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DIRECT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (o) Any specification of Dollars and payment in New York City contained in this Direct Agreement is of the essence, and the obligations of SRT under this Direct Agreement to make payment to (or for account of) the Senior Lenders in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Senior Lenders in New York City of the full amount of Dollars payable to the Senior Lenders under this Direct Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 9(o) called the "Judgment Currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Senior Lenders could purchase such Dollars with the Judgment Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of SRT in respect of any such sum due from it to the Senior Lenders hereunder or under any other Financing Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Senior Lenders of any sum adjudged to be due hereunder in the Judgment Currency the Senior Lenders may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the Judgment Currency so adjudged to be due; and SRT hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Senior Lenders against, and to pay the Senior Lenders on demand, in Dollars, the amount (if any) by which the sum originally due to the Senior Lenders in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                  (p) The SRT Guarantee dated as of April 13, 1999 between EDC and SRT shall terminate and be of no further force and effect as of the date on which the EDC Loan Agreement becomes effective in accordance with Section 6 thereof.

                                DIRECT AGREEMENT

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Direct Agreement to be duly executed and delivered by its duly authorized officer as of the date first written above.

                                    SR TELECOM INC.

                                    By: /s/ W. Ronald Couchman
                                       ----------------------------------
                                       Name:  W. Ronald Couchman
                                       Title: Chief Executive Officer

                                    By: /s/  David L. Adams
                                       ----------------------------------
                                       Name:  David L. Adams
                                       Title: Chief Financial Officer

                                    COMUNICACION Y TELEFONIA RURAL S.A.

                                    By: /s/  D'Arcy J. Leddy
                                       ----------------------------------
                                       Name:  D'Arcy J. Leddy
                                       Title: Director

                                DIRECT AGREEMENT

                                    EXPORT DEVELOPMENT CORPORATION

                                    By: /s/ Bruce Dunlop
                                       ----------------------------------
                                       Name:  Bruce Dunlop
                                       Title: Financial Services Manager

                                    By: /s/ Brian Craig
                                       ----------------------------------
                                       Name:  Brian Craig
                                       Title: Financial Services Manager

                                DIRECT AGREEMENT

                                    INTER-AMERICAN DEVELOPMENT BANK

                                    By: /s/  Bernardo Frydman
                                       ----------------------------------
                                       Name:  Bernardo Frydman
                                       Title: Deputy Manager, Private Sector
                                       Department

                                DIRECT AGREEMENT

                                                                      APPENDIX A
                                                                Direct Agreement

                                   DEFINITIONS

         In this Appendix, the Direct Agreement and in any other document that references this Appendix, the following terms shall have the meanings assigned below (the singular includes the plural and vice versa) (unless otherwise specified, section, Schedule and Exhibit references in this Appendix are to sections of the Direct Agreement).

                  "Accounts" has the meaning assigned to such term in Section 4.01(a) of the Common Agreement.

                  "Agreed Financial Model" means the financial model dated December 1999, in form and substance satisfactory to the Senior Lenders, prepared and certified by the Borrower and SRT and designed to assess the current and future revenues and expenditures of the Borrower.

                  "Assigned Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

                  "Borrower" has the meaning assigned to such term in the Preamble to this Agreement.

                  "Borrower Material Adverse Effect" means the occurrence of any event which could result in a material adverse effect on (a) the Project, (b) the Property, business, operations, financial condition, liabilities or capitalization of the Borrower, (c) the ability of the Borrower to perform its obligations under any of the Transaction Documents to which it is a party, (d) the validity or enforceability of any of the Transaction Documents, (e) the rights and remedies of the Senior Lenders under any of the Transaction Documents or (f) the timely payment of the principal of or interest on the Senior Loans or other amounts payable in connection therewith.

                  "Business Day" means (a) with respect to a borrowing of, a payment or prepayment of principal of or interest on, or an "Interest Period" (as defined in each Senior Loan Agreement) for, any Senior Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, a day which is both a New York Business Day and a London Business Day and (b) with respect to any other reference to "Business Day", any day on which commercial banks are not authorized or required to close in New York City and Ottawa, Ontario.

                  "Business Plan" means the Information for Proposed Debt Holders dated November 1998 and reviewed by Deloitte & Touche, Chartered Accountants.

                                DIRECT AGREEMENT

                  "BVI Holdco" means CTR Holdings Limited, a limited liability company duly organized and validly existing under the laws of the British Virgin Islands.

                  "Canadian GAAP" means generally accepted accounting principles in Canada, in effect from time to time.

                  "Capital Expenditures" means, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower to acquire or construct fixed assets, plant and equipment and related installation charges (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with Canadian GAAP.

                  "Canadian Process Agent" has the meaning assigned to such term in Section 9(j).

                  "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Canadian GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Canadian GAAP.

                  "Chile" means the Republic of Chile.

                  "Chilean Holdco" means Servicios Rurales de Telecomunicaciones S.A., a sociedad anonima duly organized and validly existing under the laws of Chile.

                  "Chilean Holdco Pledge Agreements" means, collectively, (a) that certain shareholders pledge agreement dated as of April 13, 1999, created by of BVI Holdco in favour of EDC, (b) that certain shareholders pledge agreement dated as of April 13, 1999, created by SR (BV) Holdings in favour of EDC, and (c) that certain shareholders pledge agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, created by BVI Holdco in favour of IDB, in each case, pledging the capital stock of Chilean Holdco.

                  "Chilean Pledge Agreements" means the Shareholders Pledge Agreements and the Chilean Holdco Pledge Agreements.

                  "Chilean Security Documents" means, collectively, the Commercial Pledge to EDC on Concessions of Telecommunications, Commercial Pledge to IDB on Concessions of Telecommunications, the Pledges Without Conveyance on Chattel Property, the Chilean Pledge Agreements, the Conditional Assignments, the Promise to Grant a Commercial Pledge on Concessions of Telecommunications, the Promise to Grant a Pledge Without Conveyance on Chattel Property, the Promise to Execute Conditional Assignment of Rights and the Project Account Agreement.

                  "Closing Date" means the date upon which (a) each of the conditions set forth in Section 6.01 of the Common Agreement are satisfied or waived and (b) the initial disbursement of the IDB Loan is made pursuant to
Section 2.02 of the IDB Loan Agreement.

                                DIRECT AGREEMENT

                  "Collection Account Agreements" means, collectively, (a) that certain account agreement to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date by the Borrower and Banco BHIF and (b) that certain account agreement to be executed and delivered in form and substance satisfactory to the Senior Lenders by the Borrower and Banco del Estado, in each case, providing for the automatic transfer of collection credit balance of any Collection Account to the Operating Account and prohibiting the Borrower from making any other transfers from any Collection Account.

                  "Collection Accounts" has the meaning assigned to such term in
Section 4.01 (b)(ii) of the Common Agreement.

                  "Commercial Pledge to EDC on Concessions of
Telecommunications" means the pledge dated as of April 13, 1999 regulated by articles 813 and following of the Commerce Code of Chile created by the Borrower on certain concessions of telecommunications held by the Borrower granted in favour of EDC.

                  "Commercial Pledge to IDB on Concessions of
Telecommunications" means the pledge, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, regulated by articles 813 and following of the Commerce Code of Chile created by the Borrower on certain concessions of telecommunications held by the Borrower granted in favour of IDB.

                  "Commitment" means, collectively, the EDC Commitment and the IDB Commitment.

                  "Common Agreement" means the Common Agreement dated as of the date hereof between the Borrower and the Senior Lenders.

                  "Completion of Network Construction" has the meaning assigned to such term in Section 2.01 of the Performance Undertaking.

                  "Concessions" means each of the concessions, listed under the heading "Concessions" on Schedule II of the Common Agreement and any other concessions obtained subsequent to the date hereof, for the operation of a public telephone network in each of the nine primary zones involved in the Project.

                  "Conditional Assignments" means, collectively, the Telsur Conditional Assignment, the ENTEL Conditional Assignment, the CTC Conditional Assignment, the SRT Conditional Assignment and any other conditional assignment (in form and content satisfactory to the Senior Lenders, acting reasonably) from each Person (other than the Borrower) party to a Project Document.

                  "Consolidated Capitalization" means the consolidated capitalization of SRT calculated in accordance with Canadian GAAP, but excluding from such calculation Unrestricted Subsidiaries.

                  "Consolidated EBITDA" means earnings before interest, taxes, depreciation and amortization of SRT and its Subsidiaries, but excluding therefrom any Unrestricted Subsidiary.

                                DIRECT AGREEMENT

                  "Consolidated Indebtedness" means the Indebtedness of SRT and of its Subsidiaries, excluding Indebtedness of Unrestricted Subsidiaries, as determined by Canadian GAAP.

                  "Cost Overrun" has the meaning assigned to such term in
Section 2.01(ii) of the Project Funds Agreement.

                  "Covered Taxes" means all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any authority of or in any jurisdiction (including, without limitation, Chile or any political subdivision or taxing authority thereof or therein, or any federal or other association of or with which Chile may be a member or associated) on or in respect of the Senior Loans, the Common Agreement, the EDC Notes, the IDB Notes, the other Financing Documents, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premium, charges, fees or other amounts made on, under or in respect of any thereof.

                  "CTC" means Compania de Telecomunicaciones de Chile S.A., a sociedad anonima duly organized and validly existing under the laws of Chile.

                  "CTC Conditional Assignment" means the Conditional Assignment, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among CTC, the Borrower and the Senior Lenders.

                  "CTC Interconnection Agreement" means, collectively, (a) the Interconnection Agreement for long distance telephone calls dated as of July 26, 1999 between CTC and the Borrower, and (b) the Service Agreement for long distance telephone calls dated as of May 25, 1998 between CTC and the Borrower.

                  "Custodian" means Banco Sud Americano in its capacity as Custodian under the Custodian Agreements.

                  "Custodian Agreements" means the EDC Custodian Agreement and the IDB Custodian Agreement.

                  "Debentures" means the 8.15% senior unsecured Debentures due April 22, 2005 issued by SRT.

                  "Debt Service Reserve Account" has the meaning assigned to such term in Section 4.01(a)(iii) of the Common Agreement.

                  "Debt Service Reserve Deficiency" means, on any date of determination, the amount, if any, by which the collected credit balance of the Debt Service Reserve Account is less than the Debt Service Reserve Requirement for such date of determination.

                                DIRECT AGREEMENT

                  "Debt Service Reserve Requirement" means, on any date of determination, an amount equal to the sum of (a) the aggregate amount of interest on the Senior Loans projected to accrue during the six-month period following such date using the interest rates in effect with respect to such Senior Loans outstanding on such date of determination, plus (b) the aggregate amount of principal of Senior Loans then scheduled to become due on the next Principal Payment Date.

                  "Default" means an Event of Default or an event that with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Dollars" and "$" each means the lawful money of the United States of America.

                  "EBITDA" means, for any period, the sum, for the Borrower (determined in accordance with Canadian GAAP), of the following: net income for such period less extraordinary gains for such period, less SUBTEL subsidies during such period, less foreign exchange gains during such period, plus foreign exchange losses during such period, plus extraordinary losses for such period, plus taxes paid and provisions for taxes made during such period, plus Interest Expense for such period, plus depreciation and amortization.

                  "EDC" has the meaning assigned to such term in the Preamble to this Agreement.

                  "EDC Commitment" has the meaning assigned to the term "Commitment" in the EDC Loan Agreement.

                  "EDC Custodian Agreement" means the Custodian Agreement dated as of April 13, 1999 among the Borrower, EDC and the Custodian.

                  "EDC Loan Agreement" means the Amended and Restated Loan Agreement dated as of the date hereof between the Borrower and EDC.

                  "EDC Notes" means any promissory note delivered by the Borrower to EDC in connection with the EDC Loan Agreement.

                  "EHSM Plan" means the Borrower's Environmental, Health and Safety Management Plan ("Plan de Gestion Ambiental, Salud y Seguridad") by Ambiental Consultores Limitada dated December 6, 1999. The EHSM Plan shall include all the actions necessary to comply with all Environmental Requirements and shall include, without limitation, the following: (a) a detailed description of all necessary environmental and social mitigation measures and monitoring programs, which are, at a minimum, those measures and monitoring programs defined in any environmental impact assessment and related Governmental Approvals, (b) an estimated cost, time schedule and assigned responsibility for implementation for each mitigation measure and monitoring program: (c) a description of the specific project supervision methods to be implemented to ensure that all measures and programs are completely and properly implemented by all responsible parties: (d) a description of the planned environmental, health and safety management system, including description of personnel and their duties, training, and other related plans and procedures (e.g., contingency plans, health and safety plans, etc.); and (e) a description of ongoing public consultation and information disclosure activities.

                                DIRECT AGREEMENT

The EHSM Plan shall address the construction and operational phases of all relevant Project components.

                  "ENTEL" means Empresa Nacional de Telecomunicaciones S.A., a sociedad anonima duly organized and validly existing under the laws of Chile.

                  "ENTEL Conditional Assignment" means the Conditional Assignment of Rights (Entel Interconnection Agreement (Long Distance)), to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among ENTEL, the Borrower and the Senior Lenders.

                  "ENTEL Interconnection Agreement (Long Distance)" means, collectively, (a) the Interconnection Agreement for long distance telephone calls dated as of June 25, 1998 between ENTEL and the Borrower, and (b) the Service Agreement for long distance telephone calls dated as of May 25, 1998 between ENTEL and the Borrower.

                  "Environmental Laws" means any and all applicable Chilean federal, provincial, municipal or local laws, rules, order, regulations, statutes, ordinances, codes, decrees or requirements of any Chilean Governmental Body, related to the environment, worker health and safety.

                  "Environmental Reports" means one or more reports prepared by the Borrower (or a consulting firm on its behalf) related to environmental, health or safety aspects of the Borrower's activities or assets or undertakings to be executed by its Contractors for any applicable period including, without limitation, the EHSM Plan, environmental impact assessments, environmental management plans, safety management plans, emergency response or contingency plans or similar studies.

                  "Environmental Requirements" means all environmental, social, health and safety requirements, standards, protections, obligations and performance required by (a) any Environmental Law, (b) any Governmental Approval, (c) the IDB Environmental and Social Guidelines, (d) any Environmental Reports, (e) any environmental, social, or health and safety representation and warranty or affirmative covenant in the Common Agreement, and (f) any Fundamental Principles and Rights at Work.

                  "Equity" means the sum, as at any date, for the Borrower (determined in accordance with Canadian GAAP) of the following: (a) the amount of cash equity invested in the Borrower, plus (b) the Subordinated Indebtedness owing to SRT, plus (c) any in-kind investment, plus (d) any Indebtedness (other than the Indebtedness created pursuant to this Agreement) of the Borrower Guaranteed by SRT. plus (e) the Borrower's retained earnings less any retained losses.

                  "Event of Default" has the meaning assigned to such term in
Section 9 to the Common Agreement.

                  "Financial Completion" has the meaning assigned to such term in Section 8.20 of the Common Agreement.

                                DIRECT AGREEMENT

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of any Person.

                  "Financing Documents" means, collectively, this Agreement, the Intercreditor Agreement, the IDB Notes, the IDB Loan Agreement, the EDC Notes, the EDC Loan Agreement, the Custodian Agreements, the Project Account Agreement, the Project Funds Agreement, the Transfer Restrictions Agreement, the Performance Undertaking, the Common Agreement, the Collection Account Agreements and the Security Documents.

                  "First Pledge Without Conveyance on Chattel Property" means the pledge dated as of April 13, 1999 regulated by Ley # 18, 112 of Chile on chattel property owned by the Borrower created by the Borrower in favour of EDC.

                  "Force Majeure Event" has the meaning assigned to such term in
Section 1.01 of the Performance Undertaking.

                  "Fundamental Principles and Rights at Work" include, without limitation, (a) freedom of association and the effective recognition of the right to collective bargaining; (b) prohibition of all forms of forced or compulsory labor; (c) prohibition of child labor, including the prohibition of children under 18 from working in hazardous conditions (which includes construction activities) and young persons from working at night, and that young persons under 18 be found fit to work via medical examinations; (d) elimination of discrimination in respect of employment and occupation, where discrimination is defined as any distinction, exclusion or preference based on race, color, sex, religion, political opinion, national extraction, social origin, or any other motive determined by any Governmental Body; (e) compliance with all applicable labor laws, regulations, and standards; and (f) compliance with all International Labor Organization conventions/treaties which have been accepted by Chile.

                  "Governmental Approval" means any authorization, consent, approval, license, ruling, permit, concession (including the Concessions), certification, exemption, filing, variance, order, judgment, decree, publication, notice to, declaration of or with or registration by or with (in all cases other than with respect to the perfection of any security interest) any Governmental Body.

                  "Governmental Body" means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of Chile, Canada, or the British Virgin Islands, or any political subdivision thereof, and any Person (including, without limitation, the Central Bank of Chile) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, including, without limitation, all commissions, boards, bureaus, arbitrators and arbitration panels, and any authority or other Person controlled by any of the foregoing.

                  "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other

                                DIRECT AGREEMENT
distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposits in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs have the correlative meanings.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "IDB" has the meaning assigned to such term in the Preamble of this Agreement.

                  "IDB Commitment" has the meaning assigned to the term "Commitment" in the IDB Loan Agreement.

                  "IDB Custodian Agreement" means the Custodian Agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among the Borrower, IDB and the Custodian.

                  "IDB Environmental and Social Guidelines" means the applicable environmental and social IDB policies and guidelines, including, without limitation, guidance on environmental impact assessments, resettlement policy and disclosure of information policy.

                  "IDB Loan Agreement" means the Loan Agreement dated as of the date hereof between the Borrower and IDB.

                  "IDB Notes" means any promissory note delivered by the Borrower to IDB in connection with the IDB Loan Agreement.

                  "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations or operating lease obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

                  "Independent Engineer" means Ingenieros y Economistas Consultores Ltda. of Santiago, Chile or such other Person appointed by the Senior Lenders from time to time with the consent of the Borrower, which consent shall not be unreasonably withheld.

                                DIRECT AGREEMENT

                  "Initial Equity Investment" means SRT's equity investment in the Borrower in an aggregate amount not less than $52,000,000, in the form of any combination of the following: cash equity, Intercompany Loans or in-kind investment.

                  "Intercompany Loans" means any loan made by SRT to the Borrower, together with any intercompany receivables between the Borrower and SRT relating to the Borrower's purchase of equipment or services for the Project.

                  "Interconnection Agreements" means, collectively, (a) the ENTEL Interconnection Agreement (Long Distance), (b) the Telsur Interconnection Agreement, (c) the CTC Interconnection Agreement, and (d) any other interconnection agreements entered into after the date hereof between the Borrower and any other telephone services operator in Chile, in form and substance satisfactory to the Senior Lenders.

                  "Intercreditor Agreement" means the Intercreditor Agreement to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date between EDC and IDB.

                  "Interest Expense" means, for any period, the sum, for the Borrower (determined in accordance with Canadian GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

                  "Interest Payment Date" means November 15th and May 15th of each calendar year occurring during the term of this Agreement; or, if any such date is not a Business Day, the succeeding Business Day.

                  "Judgment Currency" has the meaning assigned to such term in
Section 9(o) of this Direct Agreement.

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Financing Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "London Business Day" means any day on which dealings on Dollar deposits are conducted in the London interbank market.

                  "New York Business Day" means any date on which commercial banks are not authorized or required to close in New York City.

                  "Operating Account" has the meaning assigned to such term in
Section 4.01(b)(i) of the Common Agreement.

                                DIRECT AGREEMENT

                  "Operating Contracts" means, collectively, any agreements relating to the operation of the Project entered into between the Borrower and another Person

                  "Performance Undertaking" means the Amended and Restated Performance Undertaking dated as of the date hereof between SRT and the Senior Lenders.

                  "Permitted Indebtedness" has the meaning assigned to such term in Section 8.07 of the Common Agreement.

                  "Permitted Investments" means, collectively:

                  (a) all financial instruments and investments that comply with all of the following:

                           (i) fixed income; and

                           (ii) issued by: (A) the Central Bank of Chile, (B)
                  the Tesoreria General de la Republica, (C) Canada or the United States or any agency thereof as a direct obligation, or obligations guaranteed by Canada or the United States or any agency thereof; or (D) financial institutions and companies (other than SRT or any company affiliated, by way of ownership, with SRT or the Borrower) having a rating, as reported to the Superintendencia de Valores y Seguros, in the two highest rating categories as existing at the time of the Closing Date and from time to time or a rating equivalent thereto; and

                  (b) any repurchase agreement in respect of any of the instruments referred to in clause (a) of this definition; and

                  (c) time deposits in commercial banks acceptable to the Senior Lenders and short-term marketable securities, acquired solely to give temporary employment to the Borrower's idle resources;

provided, in each case, that such Permitted Investment matures within one year from the date of acquisition thereof by the Borrower.

                  "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Pledges Without Conveyance on Chattel Property" means, collectively, the First Pledge Without Conveyance on Chattel Property, the Second Pledge Without Conveyance on Chattel Property and the Senior Lenders' Pledge Without Conveyance on Chattel Property.

                  "Process Agents" has the meaning assigned to such term in
Section 9(j).

                  "Project" means the design, construction, installation and operation of a rural telecommunications network in nine primary zones of Chile as more specifically described in the Agreed Financial Model and Business Plan.

                                DIRECT AGREEMENT

                  "Project Account Agreement" means the Project Account Agreement to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date among the Borrower, the Senior Lenders and the Account Bank, which regulates (a) the opening, operation and maintenance of the Accounts and the use of the funds deposited therein; and (b) certain aspects of the operation of the Borrower Accounts.

                  "Project Documents" means, collectively, the Concessions, the Interconnection Agreements, the Tariff Agreements, the Technical Services Agreement, the Operating Contracts, the Service Contracts, the Agreed Financial Model, the Business Plan, the SUBTEL Letter, and every other contract or agreement entered into by, or on behalf of the Borrower and any other Person in effect on the date hereof or entered into after the date hereof relating to the Project.

                  "Project Funds Agreement" means the Amended and Restated Project Funds Agreement dated as of the date hereof among SRT, the Borrower and the Senior Lenders.

                  "Promise to Execute Conditional Assignment of Rights" means the Borrower's agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, to execute conditional assignments of the Borrower's rights and obligations under any relevant Project Document governed by the laws of Chile created by the Borrower in favour of the Senior Lenders.

                  "Promise to Grant a Commercial Pledge on Concessions of Telecommunications" means the Borrower's agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, to create a pledge regulated by articles 813 and following of the Commerce Code of Chile on the concessions of telecommunications granted to the Borrower after the date hereof, created by the Borrower in favour of the Senior Lenders.

                  "Promise to Grant a Pledge Without Conveyance on Chattel Property" means the Borrower's agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, to create a pledge regulated by Ley # 18, 112 of Chile on chattel property to be owned by the Borrower after the date hereof, created by the Borrower in favour of the Senior Lenders.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Restricted Subsidiary" means a Subsidiary of SRT which is 50% or more owned by SRT or a Restricted Subsidiary other than an Unrestricted Subsidiary and includes all of the Subsidiaries of SRT existing as of the date hereof other than the Borrower. The board of directors of SRT may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any acquired Indebtedness as having been incurred at the time of such action), SRT could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.2.1 of the Debentures;

                  "Second Pledge Without Conveyance on Chattel Property" means the pledge, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to

                                DIRECT AGREEMENT
the Closing Date, regulated by Ley # 18, 112 of Chile on chattel property owned by the Borrower created by the Borrower in favour of IDB.

                  "Security Documents" means, collectively, the SR (BV) Holdings Pledge Agreement, each Chilean Security Document and all filings required by the Security Documents to be filed in Chile, the British Virgin Islands or Canada with respect to the security interests in Property created pursuant to the Security Documents.

                  "Senior Lenders" means, collectively, EDC and IDB.

                  "Senior Lenders' Pledge Without Conveyance on Chattel Property" means the pledge, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, regulated by Ley # 18, 112 of Chile on chattel property owned by the Borrower created by the Borrower in favour of IDB and EDC.

                  "Senior Loans" means, collectively, the IDB Loan and the EDC Loans.

                  "Senior Loan Agreements" means, collectively, the EDC Loan Agreement and the IDB Loan Agreement.

                  "Service Contracts" means, collectively, any agreement providing for certain installation and maintenance services entered into between the Borrower and any Person.

                  "Shareholders Pledge Agreements" means, collectively, (a) that certain Pledge of Shares dated as of April 13, 1999, created by Chilean Holdco in favour of EDC, (b) that certain Pledge of Shares dated as of April 13, 1999, created by BVI Holdco in favour of EDC and (c) that certain Pledge of Shares, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, created by Chilean Holdco in favour of IDB, in each case, in the capital stock of the Borrower and regulated by articles 813 and following of the Commerce Code of Chile.

                  "SR (BV) Holdings" means SR (BV) Holdings Limited, a limited liability company duly organized and validly existing under the laws of the British Virgin Islands.

                  "SR (BV) Holdings Pledge Agreement" means the share pledge agreement, to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, created by SR (BV) Holdings in favour of the Senior Lenders in the capital stock of BVI Holdco.

                  "SRT" has the meaning assigned to such term in the Preamble of this Agreement.

                  "SRT Conditional Assignment" means the Conditional Assignment of Rights (Technical Services Agreement), to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among SRT, the Borrower and the Senior Lenders.

                  "SRT Material Adverse Effect" means a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of SRT or (b) the

                                DIRECT AGREEMENT
ability of SRT to perform its obligations under any of the Transaction Documents to which it is a party.

                  "Subordinated Indebtedness" means, collectively, all Intercompany Loans (but in any event not including payments under the Technical Services Agreement that are permitted under the Direct Agreement or the payment of Project Costs owing to SRT which are permitted under Section 8.13(a)(ii) of the Common Agreement) and any other Indebtedness (a) for which the Borrower is directly and primarily liable and (b) that is unsecured and subordinated to the obligations of the Borrower to pay principal of and interest on the Senior Loans and the Senior Notes on terms and conditions substantially in the form of Exhibit C to the Common Agreement.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, limited liability company, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, limited liability company, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "SUBTEL" means Subsecretaria de Telecomunicaciones, an agency of the Chilean government.

                  "SUBTEL Letter" means the letter dated as of March 23, 1999 from SUBTEL addressed to the Borrower and identified as ORD No. 32092.

                  "Tariff Agreements" means, collectively, any tariff agreements entered into after the date hereof between the Borrower and any telephone services operator in Chile, in form and substance satisfactory to the Senior Lenders.

                  "Technical Services Agreement" means the Procurement of Service Agreement dated as of March 31, 1999 between SRT and the Borrower.

                  "Telsur" means Compania Nacional de Telefonos, Telefonica del Sur S.A., a sociedad anonima duly organized and validly existing under the laws of Chile.

                  "Telsur Conditional Assignment" means the Conditional Assignment of Rights (Telsur Interconnection Agreement), to be executed and delivered in form and substance satisfactory to the Senior Lenders on or prior to the Closing Date, among Telsur, the Borrower and the Senior Lenders.

                  "Telsur Interconnection Agreement" means the Interconnection Agreement dated as of July 13, 1998 between Telsur and the Borrower.

                  "Transaction Documents" means, collectively, the Financing Documents and the Project Documents.

                                DIRECT AGREEMENT

                  "Transfer" has the meaning assigned to such term in Section
2.01 of the Transfer Restrictions Agreement.

                  "Transfer Restrictions Agreement" means the Amended and Restated Transfer Restrictions Agreement dated as of the date hereof among SRT, SR (BV) Holdings, BVI Holdco, Chilean Holdco and the Senior Lenders.

                  "Unrestricted Subsidiary" means (a) any Subsidiary which is 50% or more owned by an Unrestricted Subsidiary and (b) any Subsidiary of SRT which is or has been classified after the date hereof as an Unrestricted Subsidiary by a resolution adopted by the board of directors of SRT provided that a Subsidiary organized or acquired after the date hereof may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments" of the Debenture. The Senior Lenders shall be given prompt notice by SRT of each resolution adopted by the board of directors of SRT under this provision, together with a copy of each such resolution adopted. SRT has elected to designate the Borrower as an Unrestricted Subsidiary.

                  "US Process Agent" has the meaning assigned to such term in
Section 9(j) of this Direct Agreement.

                  "Year 2000 Compliance" of an entity means that all computer systems and programs (including but not limited to any technology reliant on an embedded computer chip) of such entity material to such entity's business and operations are (a) designed to be used prior to, during and after the calendar year 2000 AD without error; (b) capable of operating without error relating to the production of date data which represents or refers to different centuries or more than one century; (c) designed so that all date data fields, date data storage, date-related user interfaces, and other interfaces include an unambiguous explicit or implicit (derived by algorithm or inferencing) indication of century; and (d) shall recognize that the calendar year 2000 AD is a leap year, and "Year 2000 Compliant" shall have a corresponding meaning.

                                DIRECT AGREEMENT